CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-224501) of Smartsheet Inc. of our report dated April 1, 2019 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Seattle, Washington
April 1, 2019